UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 15, 2017 (May 11, 2017)

TRUEBLUE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)
(253) 383-9101
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 11, 2017, TrueBlue, Inc. (the “Company”) held its annual meeting of shareholders. A total of 38,797,499 shares of the Company’s common stock outstanding and entitled to vote were present at the annual meeting in person or by proxy. At the annual meeting, the shareholders voted to (a) elect each of the nine nominees for director, (b) approve, on an advisory basis, the compensation of the Company’s named executive officers, (c) approve, on an advisory basis, the frequency of the advisory vote on executive compensation and (d) ratify the appointment of Deloitte & Touche LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

The voting results were as follows:

(a) Election of Directors:

Nominee	For	Against	Abstain	Broker Non-Votes
Colleen B. Brown	36,359,366	68,471	62,147	2,307,515
Steven C. Cooper	36,417,034	70,795	2,155	2,307,515
William C. Goings	36,416,917	10,098	62,969	2,307,515
Kim Harris Jones	36,415,668	11,422	62,894	2,307,515
Stephen M. Robb	36,388,150	38,615	63,219	2,307,515
Jeffrey B. Sakaguchi	36,416,070	10,594	63,320	2,307,515
Joseph P. Sambataro, Jr.	36,339,822	88,049	62,113	2,307,515
Bonnie W. Soodik	36,415,092	11,998	62,894	2,307,515
William W. Steele	34,174,639	2,253,157	62,188	2,307,515

(b) Advisory vote on compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
33,484,027	2,917,450	88,507	2,307,515

(c) Advisory vote on the frequency of future advisory votes on executive compensation:

One Year	Two Years	Three Years	Abstain
28,954,528	203,728	7,251,837	79,891

(d) Ratification of the appointment of Deloitte & Touche LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017:

For	Against	Abstain
36,817,070	1,977,080	3,349

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC.
(Registrant)

Date:	May 15, 2017	By:	/s/ James E. Defebaugh
James E. Defebaugh
Executive Vice President, General Counsel, and Secretary